AGREEMENT AND PLAN OF REORGANIZATION

	This Agreement and Plan of Reorganization (the "Agreement") is made as of March 13, 2002, by and between Van Kampen Life Investment Trust, a registered investment company, SEC File No. 811-4424 (the "Trust"), on behalf of its series, the Strategic Stock Portfolio (the "Acquired Portfolio") and Van Kampen Life Investment Trust, on behalf of its series, the Growth and Income Portfolio (the "Acquiring Portfolio").


W I T N E S S E T H:

	WHEREAS, the Board of Trustees of the Acquiring Portfolio (the "Acquiring Portfolio Board") and the Board of Directors of the Acquired Portfolio (the "Acquired Portfolio Board") have determined that entering into this Agreement for the Acquiring Portfolio to acquire the assets and liabilities of the Acquired Portfolio is in the best interests of the shareholders of each respective Portfolio; and

	WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

	NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


1. PLAN OF TRANSACTION.

A. 	TRANSFER OF ASSETS.  Upon satisfaction of the conditions
precedent set forth in Sections 7 and 8 hereof, the Acquired Portfolio will convey, transfer and deliver to the Acquiring Portfolio at the Closing, provided for in Section 2 hereof, all of the existing assets of the Acquired Portfolio (including accrued interest to the Closing Date) to the Acquiring Portfolio as more fully set forth on Schedule 1 hereto, and as amended from time to time prior to the Closing Date (as defined below), free and clear of all liens, encumbrances and claims whatsoever (the assets so transferred collectively being referred to as the "Assets").

B. 	CONSIDERATION.  In consideration thereof, the Acquiring Portfolio agrees that on the Closing Date the Acquiring Portfolio will (i) deliver to the Acquired Portfolio, full and fractional Class I and Class II Shares of beneficial interest, par value $0.01 per share, of the Acquiring Portfolio having aggregate net asset values in an amount equal to the aggregate dollar value of the Assets net of any liabilities of the Acquired Portfolio described in Section 3E hereof (the "Liabilities") determined pursuant to
Section 3A of this Agreement (collectively, the "Acquiring Portfolio Shares") and (ii) assume all of the Acquired Portfolio's Liabilities. The calculation of full and fractional Class I and Class II Shares of the Acquiring Portfolio to be exchanged shall be carried out to no less than two (2) decimal places. All Acquiring Portfolio Shares delivered to the Acquired Portfolio in exchange for such Assets shall be delivered at net asset value without sales load, commission or other transactional fee being imposed.

2. CLOSING OF THE TRANSACTION.

 	CLOSING DATE. The closing shall occur within fifteen (15) business days after the later of receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Acquired Portfolio at which this Agreement will be considered and approved or such later date as soon as practicable thereafter, as the parties may mutually agree (the "Closing Date"). On the Closing Date, the Acquiring Portfolio shall deliver to the Acquired Portfolio the Acquiring Portfolio Shares in the amount determined pursuant to Section 1B hereof and the Acquired Portfolio thereafter shall, in order to effect the distribution of such shares to the Acquired Portfolio shareholders, instruct the Acquiring Portfolio to register the pro rata interest in the Acquiring Portfolio Shares (in full and fractional shares) of each of the holders of record of shares of the Acquired Portfolio in accordance with their holdings of Class I and Class II shares and shall provide as part of such instruction a complete and updated list of such holders (including addresses and taxpayer identification numbers), and the Acquiring Portfolio agrees promptly to comply with said instruction. The Acquiring Portfolio shall have no obligation to inquire as to the validity, propriety or correctness of such instruction, but shall assume that such instruction is valid, proper and correct.

3. PROCEDURE FOR REORGANIZATION.

A. 	VALUATION.  The value of the Assets and Liabilities of the
Acquired Portfolio to be transferred and assumed, respectively, by the Acquiring Portfolio shall be computed as of the Closing Date, in the manner set forth in the most recent Prospectus and Statement of Additional Information of the Acquiring Portfolio (collectively, the "Acquiring Portfolio Prospectus"), copies of which have been delivered to the Acquired Portfolio.

B. 	DELIVERY OF FUND ASSETS.  The Assets shall be delivered to State
Street Bank and Trust Company or other custodian as designated by the Acquiring Portfolio (collectively the "Custodian") for the benefit of the Acquiring Portfolio, duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, free and clear of all liens, encumbrances and claims whatsoever, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, the cost of which shall be borne by Van Kampen Asset Management Inc. ("Asset Management").

C. 	FAILURE TO DELIVER SECURITIES.  If the Acquired Portfolio is
unable to make delivery pursuant to Section 3B hereof to the Custodian of any of the Acquired Portfolio's securities for the reason that any of such securities purchased by the Acquiring Portfolio have not yet been delivered to it by the Acquired Portfolio's broker or brokers, then, in lieu of such delivery, the Acquired Portfolio shall deliver to the Custodian, with respect to said securities, executed copies of an agreement of assignment and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Portfolio or Custodian, including brokers' confirmation slips.

D. 	SHAREHOLDER ACCOUNTS.  The Acquiring Portfolio, in order to
assist the Acquired Portfolio in the distribution of the Acquiring Portfolio Shares to the Acquired Portfolio shareholders after delivery of the Acquiring Portfolio Shares to the Acquired Portfolio, will establish pursuant to the request of the Acquired Portfolio an open account with the Acquiring Portfolio for each shareholder of the Acquired Portfolio and, upon request by the Acquired Portfolio, shall transfer to such accounts, the exact number of full and fractional Class I and Class II Shares of the Acquiring Portfolio then held by the Acquired Portfolio specified in the instruction provided pursuant to Section 2 hereof. The Acquiring Portfolio is not required to issue certificates representing Acquiring Portfolio Shares unless requested to do so by a shareholder. Upon liquidation or dissolution of the Acquired Portfolio, certificates representing shares of beneficial interest of the Acquired Portfolio shall become null and void.

E. 	LIABILITIES.  The Liabilities shall include all of Acquired
Portfolio's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

F. 	EXPENSES.  In the event that the transactions contemplated herein are consummated, Asset Management is paying all the expenses associated with the Reorganization. In addition, as part of the Reorganization, the Acquired Portfolio will write off any remaining unamortized organizational expenses, which shall be reimbursed by Asset Management. In the event that the transactions contemplated herein are not consummated for any reason, then all reasonable outside expenses incurred to the date of termination of this Agreement shall be borne by Asset Management.

G. 	 DISSOLUTION.  As soon as practicable after the Closing Date but in no event later than one year after the Closing Date, the Acquired Portfolio shall voluntarily dissolve and completely liquidate by taking, in accordance with Delaware law and Federal securities laws, all steps as shall be necessary and proper to effect a complete liquidation and dissolution of the Acquired Portfolio. Immediately after the Closing Date, the share transfer books relating to the Acquired Portfolio shall be closed and no transfer of shares shall thereafter be made on such books.


4. ACQUIRED PORTFOLIO'S REPRESENTATIONS AND WARRANTIES.

 	The Acquired Portfolio hereby represents and warrants to the Acquiring Portfolio, which representations and warranties are true and correct on the date hereof, and agrees with the Acquiring Portfolio that:

A. 	ORGANIZATION.  The Acquired Portfolio is duly formed and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of its organization. The Acquired Portfolio is qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquired Portfolio. The Acquired Portfolio has all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquired Portfolio.

B. 	REGISTRATION.  The Acquired Portfolio is registered under the
Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and such registration has not been revoked or rescinded. The Acquired Portfolio is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities. All of the outstanding shares of beneficial interest of the Acquired Portfolio have been duly authorized and are validly issued, fully paid and nonassessable and not subject to pre-emptive or dissenters' rights.

C. 	AUDITED FINANCIAL STATEMENTS.  The statement of assets and
liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Acquired Portfolio audited as of and for the year ended December 31, 2001, true and complete copies of which have been heretofore furnished to the Acquiring Portfolio, fairly represent the financial condition and the results of operations of the Acquired Portfolio as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

D. 	FINANCIAL STATEMENTS.  The Acquired Portfolio shall furnish to the Acquiring Portfolio within five (5) business days after the Closing Date, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments and the results of the Acquired Portfolio's operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the period then ended; and such financial statements shall be certified by the Treasurer of the Acquired Portfolio as complying with the requirements hereof.

E. 	CONTINGENT LIABILITIES.  There are, and as of the Closing Date
will be, no contingent Liabilities of the Acquired Portfolio not disclosed in the financial statements delivered pursuant to Sections 4C and 4D which would materially affect the Acquired Portfolio's financial condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Acquired Portfolio which would, if adversely determined, materially affect the Acquired Portfolio's financial condition. All Liabilities were incurred by the Acquired Portfolio in the ordinary course of its business.

F. 	MATERIAL AGREEMENTS.  The Acquired Portfolio is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and except as referred to in the Acquired Portfolio's Prospectus, there are no material agreements outstanding relating to the Acquired Portfolio to which the Acquired Portfolio is a party.

G. 	 STATEMENT OF EARNINGS.  As promptly as practicable, but in any case no later than 30 calendar days after the Closing Date, the Acquired Portfolio shall furnish the Acquiring Portfolio with a statement of the earnings and profits of the Acquired Portfolio within the meaning of the Code as of the Closing Date.

H. 	TAX RETURNS.  At the date hereof and on the Closing Date, all
Federal and other material tax returns and reports of the Acquired Portfolio required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shown thereon shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Portfolio's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.

I. 	CORPORATE AUTHORITY.  The Acquired Portfolio has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Acquired Portfolio Board, and except for obtaining approval of the holders of the shares of the Acquired Portfolio, no other corporate acts or proceedings by the Acquired Portfolio are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Acquired Portfolio and constitutes the legal, valid and binding obligation of the Acquired Portfolio enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law affecting creditors' rights generally, or by general principals of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

J. 	NO VIOLATION; CONSENTS AND APPROVALS.  The execution, delivery and performance of this Agreement by the Acquired Portfolio does not and will not (i) violate any provision of the Acquired Portfolio's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Acquired Portfolio, (iii) result in a violation or breach of, or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Acquired Portfolio is subject, or (iv) result in the creation or imposition or any lien, charge or encumbrance upon any property or assets of the Acquired Portfolio. Except as set forth in Schedule 2 to this Agreement, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Acquired Portfolio of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Acquired Portfolio of the transactions contemplated by this Agreement.

K. 	ABSENCE OF CHANGES.  From the date of this Agreement through the
Closing Date, there shall not have been:

any change in the business, results of operations, assets, or financial condition or the manner of conducting the business of the Acquired Portfolio, other than changes in the ordinary course of its business, or any pending or threatened litigation, which has had or may have a material adverse effect on such business, results of operations, assets or financial condition;

issued any option to purchase or other right to acquire shares of the Acquired Portfolio granted by the Acquired Portfolio to any person other than subscriptions to purchase shares at net asset value in accordance with terms in the Prospectus for the Acquired Portfolio;

any entering into, amendment or termination of any contract or agreement by the Acquired Portfolio, except as otherwise contemplated by this Agreement;

any indebtedness incurred, other than in the ordinary course of business, by the Acquired Portfolio for borrowed money or any commitment to borrow money entered into by the Acquired Portfolio;

any amendment of the Acquired Portfolio's organizational documents; or

any grant or imposition of any lien, claim, charge or encumbrance
(other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Acquired Portfolio other than a lien for taxes not yet due and payable.

L. 	TITLE. On the Closing Date, the Acquired Portfolio will have good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable, and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of such Assets, the Acquiring Portfolio will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities other than a lien for taxes not yet due and payable.

M. 	PROXY STATEMENT/PROSPECTUS.  The Registration Statement and the
Proxy Statement/Prospectus contained therein as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if it shall have been amended or supplemented, conform and will conform as it relates to the Acquired Portfolio, in all material respects, to the applicable requirements of the applicable Federal and state securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 4M apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquiring Portfolio furnished to the Acquired Portfolio by the Acquiring Portfolio.

N. 	TAX QUALIFICATION.  The Acquired Portfolio has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.

O. 	FAIR MARKET VALUE.  The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by the Acquiring Portfolio and those to which the Assets are subject.

P. 	ACQUIRED PORTFOLIO LIABILITIES.  Except as otherwise provided for herein, the Acquired Portfolio shall use reasonable efforts, consistent with its ordinary operating procedures, to repay in full any indebtedness for borrowed money and have discharged or reserved against all of the Acquired Portfolio's known debts, liabilities and obligations including expenses, costs and charges whether absolute or contingent, accrued or unaccrued.

5. THE ACQUIRING PORTFOLIO'S REPRESENTATIONS AND WARRANTIES.

 	The Acquiring Portfolio hereby represents and warrants to the Acquired Portfolio, which representations and warranties are true and correct on the date hereof, and agrees with the Acquired Portfolio that:

A. 	ORGANIZATION.  The Acquiring Portfolio is duly formed and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of its organization. The Acquiring Portfolio is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquiring Portfolio. The Acquiring Portfolio has all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business and the business thereof as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Portfolio.

B. 	REGISTRATION.  The Acquiring Portfolio is registered under the
1940 Act as an open-end, management investment company and such registration has not been revoked or rescinded. The Acquiring Portfolio is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder. All of the outstanding shares of beneficial interest, par value $0.01 per share, of the Acquiring Portfolio have been duly authorized and are validly issued, fully paid and non-assessable and not subject to pre-emptive or dissenters' rights.

C. 	AUDITED FINANCIAL STATEMENTS.  The statement of assets and
liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Acquiring Portfolio audited as of and for the year ended December 31, 2001, true and complete copies of which have been heretofore furnished to the Acquired Portfolio, fairly represent the financial condition and the results of operations of the Acquiring Portfolio as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

D. 	FINANCIAL STATEMENTS.  The Acquiring Portfolio shall furnish to the Acquired Portfolio within five (5) business days after the Closing Date, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments and the results of its operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the period involved and the results of its operations and changes in financial position for the periods then ended; and such financial statements shall be certified by the Treasurer of the Acquiring Portfolio as complying with the requirements hereof.

E. 	CONTINGENT LIABILITIES.  There are no contingent liabilities of the Acquiring Portfolio not disclosed in the financial statements delivered pursuant to Sections 5C and 5D which would materially affect the Acquiring Portfolio's financial condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Acquiring Portfolio which would, if adversely determined, materially affect the Acquiring Portfolio's financial condition.

F. 	MATERIAL AGREEMENTS.  The Acquiring Portfolio is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and except as referred to in the Acquiring Portfolio Prospectus and Statement of Additional Information there are no material agreements outstanding to which the Acquiring Portfolio is a party.

G. 	TAX RETURNS.  At the date hereof and on the Closing Date, all
Federal and other material tax returns and reports of the Acquiring Portfolio required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Portfolio's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.

H. 	CORPORATE AUTHORITY.  The Acquiring Portfolio has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Acquiring Portfolio Board, no other corporate acts or proceedings by the Acquiring Portfolio are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Acquiring Portfolio and constitutes a valid and binding obligation of the Acquiring Portfolio enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law affecting creditors' rights generally, or by general principals of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

I. 	NO VIOLATION; CONSENTS AND APPROVALS.  The execution, delivery and performance of this Agreement by the Acquiring Portfolio does not and will not (i) result in a material violation of any provision of the Acquiring Portfolio's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Acquiring Portfolio or (iii) result in a material violation or breach of, or constitute a default under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Acquiring Portfolio is subject, or (iv) result in the creation or imposition or any lien, charge or encumbrance upon any property or assets of the Acquiring Portfolio. Except as set forth in
Schedule 3 to this Agreement, (i) no consent, approval, authorization, order or filing with notice to any court or governmental authority or agency is required for the consummation by the Acquiring Portfolio of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Acquiring Portfolio of the transactions contemplated by this Agreement.

J. 	ABSENCE OF PROCEEDINGS.  There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the Acquiring Portfolio which would materially affect its financial condition.

K. 	SHARES OF THE ACQUIRING PORTFOLIO: REGISTRATION.  The Acquiring
Portfolio Shares to be issued pursuant to Section 1 hereof will be duly registered under the Securities Act and all applicable state securities laws.

L. 	SHARES OF THE ACQUIRING PORTFOLIO: AUTHORIZATION.  The shares of beneficial interest of the Acquiring Portfolio to be issued pursuant to
Section 1 hereof have been duly authorized and, when issued in accordance with this Agreement, will be validly issued and fully paid and non-assessable by the Acquiring Portfolio and conform in all material respects to the description thereof contained in the Acquiring Portfolio's Prospectus furnished to the Acquired Portfolio.

M. 	ABSENCE OF CHANGES.  From the date hereof through the Closing
Date, there shall not have been any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquiring Portfolio, other than changes in the ordinary course of its business, which has had a material adverse effect on such business, results of operations, assets or financial condition.

N. 	REGISTRATION STATEMENT.  The Registration Statement and the
Prospectus/Proxy Statement contained therein as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if they shall have been amended or supplemented, conforms and will conform, as it relates to the Acquiring Portfolio, in all material respects, to the applicable requirements of the applicable Federal securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 5 apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquired Portfolio furnished to the Acquiring Portfolio by the Acquired Portfolio.

O. 	TAX QUALIFICATION.  The Acquiring Portfolio has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.

6. COVENANTS.

 	During the period from the date of this Agreement and continuing until the Closing Date the Acquired Portfolio and Acquiring Portfolio each agrees that (except as expressly contemplated or permitted by this Agreement):

A. 	OTHER ACTIONS.  The Acquired Portfolio and Acquiring Portfolio
shall operate only in the ordinary course of business consistent with prior practice. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

B. 	GOVERNMENT FILINGS; CONSENTS.  The Acquired Portfolio and
Acquiring Portfolio shall file all reports required to be filed by the Acquired Portfolio and Acquiring Portfolio with the SEC between the date of this Agreement and the Closing Date and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state, local or federal government agency or entity in connection with this Agreement or the transactions contemplated hereby. Each of the Acquired Portfolio and the Acquiring Portfolio shall use all reasonable efforts to obtain all consents, approvals and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and to make all necessary filings with the appropriate Secretary of State.

C. 	PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY
STATEMENT/ PROSPECTUS.

 	In connection with the Registration Statement and the Proxy Statement/Prospectus, each party hereto will cooperate with the other and furnish to the other the information relating to the Acquired Portfolio or Acquiring Portfolio, as the case may be, required by the Securities Act or the Exchange Act and the rules and regulations thereunder, as the case may be, to be set forth in the Registration Statement or the Proxy Statement/Prospectus, as the case may be. The Acquired Portfolio shall promptly prepare for filing with the SEC the Proxy Statement/Prospectus and the Acquiring Portfolio shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. In connection with the Registration Statement, insofar as it relates to the Acquired Portfolio and its affiliated persons, the Acquiring Portfolio shall only include such information as is approved by the Acquired Portfolio for use in the Registration Statement. The Acquiring Portfolio shall not amend or supplement any such information regarding the Acquired Portfolio and such affiliates without the prior written consent of the Acquired Portfolio which consent shall not unreasonably withheld or delayed. The Acquiring Portfolio shall promptly notify and provide the Acquired Portfolio with copies of all amendments or supplements filed with respect to the Registration Statement. The Acquiring Portfolio shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Acquiring Portfolio shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Acquiring Portfolio's shares of beneficial interest in the transactions contemplated by this Agreement, and the Acquired Portfolio shall furnish all information concerning the Acquired Portfolio and the holders of the Acquired Portfolio's shares of beneficial interest as may be reasonably requested in connection with any such action.

D. 	ACCESS TO INFORMATION.  During the period prior to the Closing
Date, the Acquired Portfolio shall make available to the Acquiring Portfolio a copy of each report, schedule, registration statement and other document (the "Documents") filed or received by it during such period pursuant to the requirements of Federal or state securities laws or Federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law). During the period prior to the Closing Date, the Acquiring Portfolio shall make available to the Acquired Portfolio each Document pertaining to the transactions contemplated hereby filed or received by it during such period pursuant to Federal or state securities laws or Federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law).

E. 	SHAREHOLDERS MEETING.  The Acquired Portfolio shall call a
meeting of the Acquired Portfolio shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated herein, and shall furnish a copy of the Proxy Statement/Prospectus and form of proxy to each shareholder of the Acquired Portfolio as of the record date for such meeting of shareholders. The Board shall recommend to the Acquired Portfolio shareholders approval of this Agreement and the transactions contemplated herein, subject to fiduciary obligations under applicable law.

F. 	COORDINATION OF PORTFOLIOS.  The Acquired Portfolio and Acquiring
Portfolio covenant and agree to coordinate the respective portfolios of the Acquired Portfolio and Acquiring Portfolio from the date of the Agreement up to and including the Closing Date in order that at Closing, when the Assets are added to the Acquiring Portfolio's portfolio, the resulting portfolio will meet the Acquiring Portfolio's investment objective, policies and restrictions, as set forth in the Acquiring Portfolio's Prospectus, a copy of which has been delivered to the Acquired Portfolio.

G. 	DISTRIBUTION OF THE SHARES.  At Closing the Acquired Portfolio
covenants that it shall cause to be distributed the Acquiring Portfolio Shares in the proper pro rata amount for the benefit of Acquired Portfolio's shareholders and such that the Acquired Portfolio shall not continue to hold amounts of said shares so as to cause a violation of Section 12(d)(1) of the 1940 Act. The Acquired Portfolio covenants further that, pursuant to Section 3G, it shall liquidate and dissolve as promptly as practicable after the Closing Date. The Acquired Portfolio covenants to use all reasonable efforts to cooperate with the Acquiring Portfolio and the Acquiring Portfolio's transfer agent in the distribution of said shares.

H. 	BROKERS OR FINDERS.  Except as disclosed in writing to the other party prior to the date hereof, each of the Acquired Portfolio and the Acquiring Portfolio represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each party shall hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person to be due or payable in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement alleged to have been made by such first party or its affiliate.

I. 	ADDITIONAL AGREEMENT.  In case at any time after the Closing Date any further action is necessary or desirable in order to carry out the purposes of this Agreement the proper officers and trustees of each party to this Agreement shall take all such necessary action.

J. 	PUBLIC ANNOUNCEMENTS.  For a period of time from the date of this
Agreement to the Closing Date, the Acquired Portfolio and the Acquiring Portfolio will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law or the rules of any national securities exchange on which such party's securities are traded.

K. 	TAX STATUS OF REORGANIZATION.  The intention of the parties is that the transaction will qualify as a reorganization within the meaning of
Section 368(a) of the Code. Neither the Acquiring Portfolio nor the Acquired Portfolio shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Acquiring Portfolio and the Acquired Portfolio will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Acquired Portfolio, to render the tax opinion required herein.

L. 	DECLARATION OF DIVIDEND.  At or immediately prior to the Closing
Date, the Acquired Portfolio shall declare and pay to its stockholders a dividend or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

7. CONDITIONS TO OBLIGATIONS OF THE ACQUIRED PORTFOLIO.

 	The obligations of the Acquired Portfolio hereunder with respect to the consummation of the Reorganization are subject to the satisfaction, or waiver by the Acquired Portfolio, of the following conditions:

A. 	SHAREHOLDER APPROVAL.  This Agreement and the transactions
contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of beneficial interest the Acquired Portfolio.

B. 	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Acquiring Portfolio contained herein shall be true in all material respects as of the Closing Date, and as of the Closing Date there shall have been no material adverse change in the financial condition, results of operations, business properties or assets of the Acquiring Portfolio, and the Acquired Portfolio shall have received a certificate of an officer of the Acquiring Portfolio satisfactory in form and substance to the Acquired Portfolio so stating. The Acquiring Portfolio shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by it on or prior to the Closing Date.

C. 	REGISTRATION STATEMENT EFFECTIVE.  The Registration Statement
shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

D. 	REGULATORY APPROVAL.  All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

E. 	NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.  No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity asking any of the foregoing be pending. There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal or which has a material adverse effect on business operations of the Acquiring Portfolio.

F. 	TAX OPINION.  The Acquired Portfolio shall have obtained an
opinion from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Acquired Portfolio, dated as of the Closing Date, addressed to the Acquired Portfolio, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in
Section 368(a) of the Code.

G. 	OPINION OF COUNSEL.  The Acquired Portfolio shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Acquiring Portfolio, dated as of the Closing Date, addressed to the Acquired Portfolio substantially in the form and to the effect that: (i) the Trust is duly formed and validly existing under the laws of its State of organization; (ii) the Acquiring Portfolio is duly designated as a series of the Trust; (iii) the Acquiring Portfolio is registered as an open-end, management investment company under the 1940 Act; (iv) this Agreement and the reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Trust on behalf of the Acquiring Portfolio and this Agreement has been duly executed and delivered by the Trust on behalf of the Acquiring Portfolio and (assuming the Agreement is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Trust on behalf of the Acquiring Portfolio; (v) neither the execution or delivery by the Trust on behalf of the Acquiring Portfolio of this Agreement nor the consummation by the Acquiring Portfolio of the transactions contemplated thereby violate any provision of any statute or any published regulation or any judgment or order disclosed to counsel by the Trust or the Acquiring Portfolio as being applicable to the Trust or the Acquiring Portfolio; (vi) the Acquiring Portfolio's Shares have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued and fully paid; and
(vii) to their knowledge and subject to the qualifications set forth below, the execution and delivery by the Trust on behalf of Acquiring Portfolio of the Agreement and the consummation of the transactions therein contemplated do not require, under the laws of the State of organization or any state in which the Acquiring Portfolio is qualified to do business or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing (a) which may be required as a result of the involvement of other parties to the Agreement in the transactions contemplated by the Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them; (b) the absence of which does not deprive the Acquired Portfolio of any material benefit under the Agreement; or (c) which can be readily obtained without significant delay or expense to the Acquired Portfolio, without loss to the Acquired Portfolio of any material benefit under the Agreement and without any material adverse effect on the Acquired Portfolio during the period such consent, approval, authorization, registration, qualification or order was obtained. The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications, orders or filings under (a) laws which are specifically referred to in this opinion, (b) laws of the State of organization or any state in which the Acquiring Portfolio is qualified to do business and the federal laws of the United States which, in counsel's experience, are normally applicable to transactions of the type provided for in the Agreement and (c) court orders and judgments disclosed to counsel by the Trust or the Acquiring Portfolio in connection with the opinion. In addition, although counsel need not have specifically considered the possible applicability to the Acquiring Portfolio of any other laws, orders or judgments, nothing has come to their attention in connection with their representation of the Acquiring Portfolio in this transaction that has caused them to conclude that any other consent, approval, authorization, registration, qualification, order or filing is required.

H. 	OFFICER CERTIFICATES.  The Acquired Portfolio shall have received a certificate of an authorized officer of the Acquiring Portfolio, dated as of the Closing Date, certifying that the representations and warranties set forth in Section 5 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Acquiring Portfolio Board shall be furnished to the Acquired Portfolio.

8. CONDITIONS TO OBLIGATIONS OF ACQUIRING PORTFOLIO.

 	The obligations of the Acquiring Portfolio hereunder with respect to the consummation of the Reorganization are subject to the satisfaction, or written waiver by the Acquiring Portfolio of the following conditions:

A. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Acquired Portfolio.

B. 	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Each of the
representations and warranties of the Acquired Portfolio contained herein shall be true in all material respects as of the Closing Date, and as of the Closing Date there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Acquired Portfolio, and the Acquiring Portfolio shall have received a certificate of an authorized officer of the Acquired Portfolio satisfactory in form and substance to the Acquiring Portfolio so stating. The Acquired Portfolio shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by them on or prior to the Closing Date.

C. 	REGISTRATION STATEMENT EFFECTIVE.  The Registration Statement
shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

D. 	REGULATORY APPROVAL.  All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

E. 	NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY.  No injunction
preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

F. 	TAX OPINION.  The Acquiring Portfolio shall have obtained an opinion from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Acquired Portfolio, dated as of the Closing Date, addressed to the Acquiring Portfolio, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in
Section 368(a) of the Code.

G. 	OPINION OF COUNSEL.  The Acquiring Portfolio shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Trust on behalf of the Acquired Portfolio, dated as of the Closing Date, addressed to the Acquiring Portfolio, substantially in the form and to the effect that: (i) the Acquired Portfolio is duly formed and validly existing under the laws of its state of organization; (ii) the Acquired Portfolio is duly designated as a series of the Trust; (iii) the Acquired Portfolio is registered as an open-end, management investment company under the 1940 Act;
(iv) this Agreement and the reorganization provided for herein and the execution of this Agreement have been duly authorized by all requisite action of the Trust on behalf of the Acquired Portfolio and this Agreement has been duly executed and delivered by the Trust on behalf of the Acquired Portfolio and (assuming the Agreement is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Trust on behalf of the Acquired Portfolio; (v) neither the execution or delivery by the Acquired Portfolio of this Agreement nor the consummation by the Acquired Portfolio of the transactions contemplated thereby violate any provision of any statute, or any published regulation or any judgment or order disclosed to them by the Trust or the Acquired Portfolio as being applicable to the Trust or the Acquired Portfolio; and (vi) to their knowledge and subject to the qualifications set forth below, the execution and delivery by the Trust on behalf of the Acquired Portfolio of the Agreement and the consummation of the transactions therein contemplated do not require, under the laws of the State of organization or any state in which the Acquired Portfolio is qualified to do business, or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the Securities Act, the 1940 Act or the rules and regulations thereunder.) Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing; (a) which may be required as a result of the involvement of other parties to the Agreement in the transactions contemplated by the Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them; (b) the absence of which does not deprive the Acquiring Portfolio of any material benefit under such agreements; or (c) which can be readily obtained without significant delay or expense to the Acquiring Portfolio, without loss to the Acquiring Portfolio of any material benefit under the Agreement and without any material adverse effect on them during the period such consent, approval, authorization, registration, qualification or order was obtained. The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications, orders or filings under (a) laws which are specifically referred to in the opinion, (b) laws of the State of organization or any State in which the Acquired Portfolio is qualified to do business and the federal laws of the United States which, in our experience, are normally applicable to transactions of the type provided for in the Agreement and (c) court orders and judgments disclosed to them by the Trust or the Acquired Portfolio in connection with the opinion. In addition, although counsel need not have specifically considered the possible applicability to the Acquired Portfolio of any other laws, orders or judgments, nothing has come to their attention in connection with their representation of the Acquired Portfolio in this transaction that has caused them to conclude that any other consent, approval, authorization, registration, qualification, order or filing is required.

H. 	THE ASSETS.  The Assets, as set forth in Schedule 1, as amended, shall consist solely of securities which are in conformity with the Acquiring Portfolio's investment objectives, policies and restrictions as set forth in the Acquiring Portfolio's Prospectus, a copy of which has been delivered to the Acquired Portfolio.

I. 	SHAREHOLDER LIST.  The Acquired Portfolio shall have delivered to the Acquiring Portfolio an updated list of all shareholders of the Acquired Portfolio, as reported by the Acquired Portfolio's transfer agent, as of one
(1) business day prior to the Closing Date with each shareholder's respective holdings in the Acquired Portfolio, taxpayer identification numbers, Form W9 and last known address.

J. 	OFFICER CERTIFICATES.  The Acquiring Portfolio shall have
received a certificate of an authorized officer of the Acquired Portfolio, dated as of the Closing Date, certifying that the representations and warranties set forth in Section 4 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Acquired Portfolio Board and shareholders.

9. AMENDMENT, WAIVER AND TERMINATION.

A. 	The parties hereto may, by agreement in writing authorized by the respective Boards, amend this Agreement at any time before or after approval thereof by the shareholders of the Acquired Portfolio; provided, however, that after receipt of Acquired Portfolio shareholder approval, no amendment shall be made by the parties hereto which substantially changes the terms of Sections 1, 2 and 3 hereof without obtaining Acquired Portfolio's shareholder approval thereof.

B. 	At any time prior to the Closing Date, either of the parties may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

C. 	This Agreement may be terminated, and the transactions
contemplated herein may be abandoned at any time prior to the Closing Date:

by the mutual consents of the respective Boards of the Acquired
Portfolio and the Acquiring Portfolio;

by the Acquired Portfolio, if the Acquiring Portfolio breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

by the Acquiring Portfolio, if the Acquired Portfolio breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

by either the Acquired Portfolio or Acquiring Portfolio, if the Closing has not occurred on or prior to December 31, 2002 (provided that the rights to terminate this Agreement pursuant to this subsection (C)(4) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date);

by the Acquiring Portfolio in the event that: (a) all the conditions precedent to the Acquired Portfolio's obligation to close, as set forth in Section 7 of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Acquiring Portfolio gives the Acquired Portfolio written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all conditions precedent to the Acquiring Portfolio's obligation to close, as set forth in Section 8 of this Agreement; and (c) the Acquired Portfolio then fails or refuses to close within the earlier of five (5) business days or December 31, 2002; or

by the Acquired Portfolio in the event that: (a) all the conditions precedent to the Acquiring Portfolio's obligation to close, as set forth in Section 8 of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Acquired Portfolio gives the Acquiring Portfolio written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all the conditions precedent to the Acquired Portfolio's obligation to close, as set forth in Section 7 of this Agreement; and (c) the Acquiring Portfolio then fails or refuses to close within the earlier of five (5) business days or December 31, 2002.

10. REMEDIES.

A. 	In the event of termination of this Agreement by either or both of the Acquired Portfolio and Acquiring Portfolio pursuant to Section 9C, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall therefore terminate and become void and have no effect, and the transactions contemplated herein and thereby shall be abandoned, without further action by the parties hereto.

11. SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

A. 	SURVIVAL.  The representations and warranties included or
provided for herein, or in the schedules or other instruments delivered or to be delivered pursuant hereto, shall survive the Closing Date for a three year period except that any representation or warranty with respect to taxes shall survive for the expiration of the statutory period of limitations for assessments of tax deficiencies as the same may be extended from time to time by the taxpayer. The covenants and agreements included or provided for herein shall survive and be continuing obligations in accordance with their terms. The period for which a representation, warranty, covenant or agreement survives shall be referred to hereinafter as the "Survival Period." Notwithstanding anything set forth in the immediately preceding sentence, the Acquiring Portfolio's and the Acquired Portfolio's right to seek indemnity pursuant to this Agreement shall survive for a period of ninety (90) days beyond the expiration of the Survival Period of the representation, warranty, covenant or agreement upon which indemnity is sought. In no event shall the Acquiring Portfolio or the Acquired Portfolio be obligated to indemnify the other if indemnity is not sought within ninety (90) days of the expiration of the applicable Survival Period.

B. 	INDEMNIFICATION.  Each party (an "Indemnitor") shall indemnify and hold the other and its officers, trustees, agents and persons controlled by or controlling any of them (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the "Losses") arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party's (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.

C. 	INDEMNIFICATION PROCEDURE.  The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to Indemnified Party or thirty (30) days from discovery by Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival Period. At any time after ten (10) days from the giving of such notice, Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from Indemnitor that Indemnitor intends, at Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense. If Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it will assume the defense, Indemnitor shall pay all costs of Indemnified Party arising out of the defense until the defense is assumed; provided, however, that Indemnified Party shall consult with Indemnitor and obtain indemnitor's prior written consent to any payment or settlement of any such claim. Indemnitor shall keep Indemnified Party fully apprised at all times as to the status of the defense. If Indemnitor does not assume the defense, Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, Indemnitor shall be subrogated to all rights of Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

12. SURVIVAL.

 	The provisions set forth in Sections 10, 11 and 16 hereof shall survive the termination of this Agreement for any cause whatsoever.

13. NOTICES.

 	All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Acquired Portfolio shall be addressed to the Acquired Portfolio c/o Van Kampen Asset Management Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555,
Attention: General Counsel, or at such other address as the Acquired Portfolio may designate by written notice to the Acquiring Portfolio. Notice to the Acquiring Portfolio shall be addressed to the Acquiring Portfolio c/o Van Kampen Asset Management Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181, Attention: General Counsel, or at such other address and to the attention of such other person as the Acquiring Portfolio may designate by written notice to the Acquired Portfolio. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

14. SUCCESSORS AND ASSIGNS.

 	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party hereto.

15. BOOKS AND RECORDS.

 	The Acquired Portfolio and the Acquiring Portfolio agree that copies of the books and records of the Acquired Portfolio relating to the Assets including, but not limited to all files, records, written materials; e.g., closing transcripts, surveillance files and credit reports shall be delivered by the Acquired Portfolio to the Acquiring Portfolio at the Closing Date. In addition to, and without limiting the foregoing, the Acquired Portfolio and the Acquiring Portfolio agree to take such action as may be necessary in order that the Acquiring Portfolio shall have reasonable access to such other books and records as may be reasonably requested, all for three complete fiscal and tax years after the Closing Date; namely, general ledger, journal entries, voucher registers; distribution journal; payroll register, monthly balance owing report; income tax returns; tax depreciation schedules; and investment tax credit basis schedules.

16. GENERAL.

 	This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be amended, modified or changed or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Acquired Portfolio and Acquiring Portfolio and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is for the sole benefit of the parties thereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts or choice of law.


17. LIMITATION OF LIABILITY.

	Consistent with the Acquiring Portfolio's Declaration of Trust, notice is hereby given and the parties hereto acknowledge and agree that this instrument is executed by the Trustees of the Acquiring Portfolio on behalf of the Acquiring Portfolio as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders of the Acquiring Portfolio individually but binding only upon the assets and property of the Acquired Portfolio or the Acquiring Portfolio as the case may be.

 	IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.


 Van Kampen Life Investment Trust on
behalf of the Strategic Stock
Portfolio



 		___________________________________
_
 	Name:
 	Title:





 Van Kampen Life Investment Trust on
behalf of the Growth and Income
Portfolio


 		___________________________________
_
 	Name:
 	Title:

5

 318184.01-Chicago Server 2A		MSW - Draft April 22, 2002 - 12:26 PM


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 318184.01-Chicago Server 2A		MSW - Draft April 22, 2002 - 12:26 PM